EXHIBIT 99.2

News Release

Investor Contact: Mark Lamb Director – Investor Relations (425) 519-4034 markl@Onyx.com	Media Contacts:
Carrie Holmes
Onyx Software
(425)519-4096
carrieh@onyx.com

Dan Reidy
Reidy Communications
(415)497-3109
Dan@reidycommunications.com

For Release 7:01 p.m. Pacific,
Thursday, October 7, 2004

Onyx Software Names Jack Denault Senior Vice President of the Americas

Former Avaya Executive Brings 20 Years of Enterprise Sales and
Executive Management Experience to Onyx

BELLEVUE, WA. —Onyx® Software Corporation today announced that former Avaya executive Jack Denault has been named Senior Vice President of the Americas. Effective immediately, Denault will lead the company’s direct sales, partner distribution and services teams for the Americas. In addition, he will also lead the company’s global sales operations team.

“Jack has deep expertise and a proven history in building successful sales teams,” said Janice P. Anderson, Onyx Chair and Chief Executive Officer. “As we architect Onyx to take advantage of growth opportunities in the dynamic CRM market, Jack is the right individual to lead the company’s sales and service teams for our Americas customers and partners.”

In a career spanning more than 20 years with Avaya and its predecessor organizations Lucent and AT&T Corporation, Denault has held senior sales and executive management positions in both the United States and Europe. Denault’s senior sales positions have included serving as Vice President of Lucent’s alliance with Siebel Systems where he created and implemented the sales engagement model and drove revenue growth, channel development, marketing and strategic relationships with key systems integrators including Accenture, Deloitte Consulting, and Capgemini Ernst & Young.

Prior to launching the Siebel alliance, Denault was based in Belgium where he served as Chief Operating Officer for a 1,200 person sales and service organization focused on Lucent’s business in Europe, the

Middle East and Africa. More recently, he led Avaya’s Executive Relationship Programs designed to foster a tighter relationship between CIOs and Avaya.

“As companies focus on growth, they’re looking at ways to improve their customer intimacy,” said Jack Denault. “To implement effective customer-facing strategies, organizations need a partner with a proven track record in implementing CRM solutions that deliver meaningful impact. Onyx has that track record. It has a great product portfolio, brand-name global customers and a solid team to back it up. It’s a phenomenal foundation, and I look forward to contributing to the company’s growth strategy.”

Denault completed executive studies with the International Management Development (IMD), Lausanne, Switzerland and holds a B.A. in Geography from the University of California at Berkeley.

In conjunction with Denault’s appointment, Onyx also announced that Eben Frankenberg, who formerly led the company’s sales and services teams in the Americas, will provide a 30 day transition period to support this leadership change and will leave the company at the end of the transition period. “Eben has been a part of Onyx for many years in various sales and marketing roles,” said Janice P. Anderson. “We thank him for his contributions to the company and wish him well in his future endeavors.”

About Onyx Software
Onyx Software Corporation (Nasdaq: ONXS), a worldwide leader in delivering successful CRM, offers a fast, cost-effective, easy to use solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental, Microsoft Corporation, Mellon Financial Corporation, The Regence Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

Forward-Looking Statement

This press release contains forward-looking statements, including statements about the future potential of the CRM market and Onyx’s ability to succeed in this market. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict”, “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the risk that the changes in sales leadership will cause a temporary disruption in our business and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended June 30, 2004. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries.
Other product or service names mentioned herein are the trademarks of their respective owners.